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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                             Date of Report
                             (Date of earliest
                             event reported):        November 14, 2001


                          Briggs & Stratton Corporation
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                         1-1370                    39-0182330
---------------                 ----------------             --------------
(State or other                 (Commission File             (IRS Employer
jurisdiction of                      Number)               Identification No.)
incorporation)


               12301 West Wirth Street, Wauwatosa, Wisconsin 53222
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (414) 259-5333
                          -----------------------------
                         (Registrant's telephone number)

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Item 5. Other Events and Regulation FD Disclosure.

                RETIREMENT INCENTIVE OFFERED BY BRIGGS & STRATTON

         On November 14, 2001, Briggs & Stratton Corporation announced that an early retirement incentive benefit package would be offered to eligible Milwaukee based salaried employees and approximately twenty-five other salaried positions would be eliminated.

         Employees eligible to participate in the incentive program have until December 14, 2001 to make their decision.

         At this time it is estimated that 90 salaried positions or approximately 5% of the global salaried workforce will be eliminated.

         The current projected reduction in net income in the second quarter of fiscal 2002 to recognize this event is approximately $4 to $5 million. The impact for the full fiscal year 2002 is projected to be approximately $2 to $3 million, after consideration of $2 million in savings during the second half of fiscal 2002 for salary related expenditures. This would result in net income at the lower end of the previously estimated range of between $58 and $62 million.

         The annual reduction in salary related expenditures for fiscal 2003 is projected to be approximately $4 million.

         The actual impact on net income for fiscal 2002 will depend upon the final participation in the early retirement incentive benefit package.





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               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

         This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words "anticipate", "believe", "estimate", "expect", "intend", "may", "objective", "plan", "seek", "think", "will" and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on Briggs & Stratton's current views and assumptions and involve risks and uncertainties that include, among other things: our ability to successfully forecast demand for our products and appropriately adjust our manufacturing and inventory levels; changes in our operating expenses; our ability to successfully integrate the acquisition of GPP into our operations; changes in interest rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; the seasonal nature of our business; changes in laws and regulations, including environmental and accounting standards; work stoppages or other consequences of any deterioration in our employee relations; changes in customer and OEM demand; changes in prices of purchased raw materials and parts that we purchase; changes in domestic economic conditions, including housing starts and changes in consumer disposable income; changes in foreign economic conditions, including currency rate fluctuations; and other factors that may be disclosed from time to time in our SEC filings or otherwise. Some or all of the factors may be beyond our control. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.




Item 7. Financial Statements and Exhibits.

         99 News release dated November 14, 2001 (filed herewith)

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BRIGGS & STRATTON CORPORATION



Date:  November 14, 2001                      By:   /s/ James E. Brenn
                                                 -------------------------------
                                              James E. Brenn
                                              Senior Vice President and
                                              Chief Financial Officer